Exhibit 99.1

Lighting Science Group Concludes Final Tranche

of $168 Million Equity Raise

•	Company Closes on $49 Million Equity Investment by World-Class Institutional Investors
•	Expected to Allow Company to Meet Growing Product Demand, Maintain Market Leadership Position and Accelerate its Road to Profitability

SATELLITE BEACH, Fla., Sept 25 / Business Wire — Lighting Science Group Corporation (OTCBB: LSCG), one of the world’s premier LED lighting companies, announced today that it has closed on $49 million in preferred stock financing, representing the final tranche of the $168 million equity financing first announced by the Company on May 29, 2012 and surpassing the Commitments disclosed at that time.

The latest funding tranche was provided by Zouk Capital LLP, Europe’s largest dedicated growth equity fund in the cleantech space, and a sovereign wealth fund from the Middle East. They join Riverwood Capital, a globally-focused private equity firm that invests in high-growth businesses in the technology and services industries, and Pegasus Capital Advisors, LP, the Company’s majority shareholder, previous participants in the equity financing.

With the completion of this final tranche, aggregate gross proceeds to the Company from the equity financing are $168 million. The funding will be used to finance the Company’s growth and enhance its leadership position in the LED lighting market, with a strong focus on continued development of the Company’s technology and product pipeline as well as significantly and rapidly improving operational efficiencies. The financing will allow LSG to expand its relationship with key supply chain partners, optimize its working capital management and increase its pace of new product introductions. In addition, LSG intends to invest in its sales and marketing efforts to promote and support its products in an ever increasing number of channels, assisted by the global commercial networks LSG’s new investors expect to bring.

The significant equity infusion received by the Company from this group of world-class institutional investors is expected to be sufficient to finance Lighting Science Group’s strategy to achieve profitability.

As part of this transaction, the Company has agreed to appoint a Director designated by Zouk Capital to fill the current vacancy on the Board of Directors.

Moelis & Company acted as placement agent in connection with the private placement.

About Lighting Science Group Corporation

Lighting Science Group Corporation (LSCG.OB) designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. Lighting Science Group offers retrofit LED lamps in form factors that match those of traditional lamps or bulbs and LED luminaires designed for a range of applications including public and private infrastructure for both indoor and outdoor use. Lighting

Science Group’s Advanced Projects Group business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. Lighting Science Group is headquartered in Satellite Beach, Florida; the Company’s European operations are based in Middelburg, The Netherlands; and the Company has a sales office in Sydney, Australia. Lighting Science Group employs approximately 550 workers building lighting products from domestic and imported parts. More information about Lighting Science Group is available at www.lsgc.com.

About Zouk Capital LLP

Zouk Capital LLP is an independent London-based private equity fund manager with a focus on the cleantech market. Zouk’s goal is to create sustainable long term returns by building strong companies and projects with tangible financial and environmental value. Zouk specifically invests in two areas of this growth market: clean technology companies and renewable energy & environmental infrastructure. Currently Zouk manages four cleantech-focused funds: two expansion-stage private equity funds investing in clean technology companies; and two renewable infrastructure funds focused on renewable project development.

For more information please visit http://www.zouk.com/

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the performance of Lighting Science Group and its products and/or use terminology such as “achieve profitability,” “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” “soon,” “will,” “first of many” and variations of such words and similar expressions. Such statements reflect the current view of Lighting Science Group with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by these statements. In evaluating these statements, you should carefully review the risk factors detailed under “Risk Factors” in our most recent filings with the Securities and Exchange Commission that may cause our actual results to differ materially from these forward-looking statements.

Contact:

Lighting Science Group

Tom Shields, Chief Financial Officer, (321)779-5537

Zouk Capital LLP

Patrick Shuttleworth, Investor Relations, +44 20 7947 3400